EXHIBIT 23.4

                       INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation in the Registration Statement on Form S-4 of Tekni-Plex, Inc. of our report on Styrex Industries, Inc. dated September 12, 1995 and the reference to our firm under the caption "experts" in the Prospectus, which is part of the Registration Statement.


/s/ Holtz Rubenstein & Co., LLP
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Holtz Rubenstein & Co., LLP
Melville, New York
April 16, 1998